                                                               EXHIBIT (a)(1)(E)

                          Offer to Purchase for Cash
              Up to 9,302,326 Shares of its Class B Common Stock
          (Including the Associated Preferred Stock Purchase Rights)

                  At a Purchase Price Not Greater Than $21.50

                        Nor Less Than $18.50 Per Share

                                      by

                      Security Capital Group Incorporated

                                                                 March 19, 2001

To Our Clients:

  Enclosed for your consideration are the offer to purchase, dated March 19, 2001 (the "Offer to Purchase"), and the related letter of transmittal (the "Letter of Transmittal"), which, as amended and supplemented from time to time, together constitute the tender offer (the "Offer"), in connection with the tender offer by Security Capital Group Incorporated, a Maryland corporation ("Security Capital"), to purchase up to 9,302,326 shares of its Class B common stock, par value $.01 per share (including the associated preferred stock purchase rights issued under the Rights Agreement, dated as of April 21, 1997, between Security Capital and The First National Bank of Boston, as Rights Agent, the "Shares") at prices, net to the seller in cash, without interest, not greater than $21.50 nor less than $18.50 per Share, specified by tendering stockholders, upon the terms and subject to the conditions set forth in the Offer. Unless the associated preferred stock purchase rights are redeemed prior to the expiration of the Offer, a tender of Shares will also constitute a tender of the associated preferred stock purchase rights.

  Security Capital will, upon the terms and subject to the conditions of the Offer, determine a single per Share price, not greater than $21.50 nor less than $18.50 per Share (the "Purchase Price"), that it will pay for Shares properly tendered and not properly withdrawn under the Offer, taking into account the number of Shares so tendered and the prices specified by tendering stockholders. Security Capital will select the lowest Purchase Price that will allow it to purchase 9,302,326 Shares, or such lesser number of Shares as are properly tendered and not properly withdrawn, at prices not greater than $21.50 nor less than $18.50 per Share, under the Offer. All Shares properly tendered prior to the "expiration date" (as defined in Section 1 of the Offer to Purchase) at prices at or below the Purchase Price and not properly withdrawn will be purchased at the Purchase Price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer, including the odd lot and proration provisions. Security Capital will return as promptly as practicable after the expiration date all Shares, including Shares tendered at prices greater than the Purchase Price and Shares not purchased because of proration. Security Capital reserves the right, in its sole discretion, to purchase more than 9,302,326 Shares under the Offer in accordance with applicable law.

  If, prior to the expiration date, more than 9,302,326 Shares, or such greater number of Shares as Security Capital may elect to purchase, are properly tendered and not withdrawn, Security Capital will, upon the terms and subject to the conditions of the Offer, accept Shares for purchase first from "odd lot holders" (as defined in Section 1 of the Offer to Purchase) who properly tender their Shares at or below the Purchase Price and then on a pro rata basis from all other stockholders whose Shares are properly tendered at or below the Purchase Price and not properly withdrawn.

  We are the owner of record of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Shares we hold for your account.

  Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

  We call your attention to the following:

      1. You may tender Shares at prices not greater than $21.50 nor less than $18.50 per Share as indicated in the attached instruction form, net to you in cash, without interest.

      2. You should consult with your broker on the possibility of designating the priority in which your Shares will be purchased in the event of proration.

      3. The Offer is not conditioned upon any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in Section 6 of the Offer to Purchase.

      4. The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Tuesday, April 17, 2001, unless Security Capital extends the Offer.

      5. The Offer is for 9,302,326 Shares, constituting approximately 9.4% of the Shares outstanding as of March 9, 2001.

      6. Tendering stockholders who are registered stockholders or who tender their Shares directly to EquiServe will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on Security Capital's purchase of Shares under the Offer.

      7. If you own beneficially or of record an aggregate of fewer than 100 Shares, and you instruct us to tender on your behalf all such Shares at or below the Purchase Price before the expiration date and check the box captioned "Odd Lots" in the attached instruction form, Security Capital, upon the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares properly tendered at or below the Purchase Price and not properly withdrawn.

      8. If you wish to tender portions of your Shares at different prices, you must complete a separate instruction form for each price at which you wish to tender each such portion of your Shares. We must submit separate letters of transmittal on your behalf for each price you will accept.

      9. The Board of Directors of Security Capital has approved the Offer. However, neither Security Capital nor its Board of Directors makes any recommendation to stockholders as to whether to tender or refrain from tendering their Shares or as to the price or prices at which stockholders may choose to tender their Shares. Stockholders must make their own decision as to whether to tender their Shares and, if so, how many Shares to tender and the price or prices at which such Shares should be tendered. Security Capital's directors and executive officers have advised Security Capital that they do not intend to tender any Shares in the Offer.

  If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached instruction form. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached instruction form.

  Your instruction form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the expiration date of the Offer. The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Tuesday, April 17, 2001, unless Security Capital extends the Offer.

  As described in the Offer to Purchase, if more than 9,302,326 Shares, or such greater number of Shares as Security Capital may elect to purchase in accordance with applicable law, are properly tendered at or below the Purchase Price and not properly withdrawn before the expiration date, Security Capital will accept Shares for purchase at the Purchase Price in the following order of priority:

      (a) all Shares properly tendered at or below the Purchase Price and not properly withdrawn before the expiration date by any odd lot holder who:

         (1) tenders all Shares owned beneficially or of record by such odd lot holder at or below the Purchase Price (partial tenders will not qualify for this preference); and

         (2) completes the section captioned "Odd Lots" on the Letter of Transmittal and, if applicable, on the notice of guaranteed delivery; and

      (b) after purchase of all of the foregoing Shares, all other Shares properly tendered at or below the Purchase Price and not properly withdrawn before the expiration date on a pro rata basis, if necessary, with adjustments to avoid purchases of fractional Shares, as provided in the Offer to Purchase.

  The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

                       Instruction Form With Respect To

                      Security Capital Group Incorporated

           Offer to Purchase for Cash up to 9,302,326 Shares of its
                Class B Common Stock, Par Value $.01 Per Share
          (Including the Associated Preferred Stock Purchase Rights)

                                      At

                   a Purchase Price Not in Excess of $21.50
                        Nor Less than $18.50 Per Share

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated March 19, 2001 (the "Offer to Purchase"), and the related letter of transmittal (the "Letter of Transmittal"), which, as may be amended and supplemented from time to time, together constitute the tender offer (the "Offer") in connection with the tender offer by Security Capital Group Incorporated, a Maryland corporation ("Security Capital"), to purchase up to 9,302,326 shares of its Class B common stock, par value $.01 per share (including the associated preferred stock purchase rights issued under the Rights Agreement, dated as of April 21, 1997, between Security Capital and The First National Bank of Boston, as Rights Agent, the "Shares") at prices, net to the seller in cash, without interest, not greater than $21.50 nor less than $18.50 per Share, specified by the undersigned, upon the terms and subject to the conditions of the Offer. Unless the associated preferred stock purchase rights are redeemed prior to the expiration of the offer, a tender of Shares will also constitute a tender of the associated preferred stock purchase rights.

    The undersigned understands that Security Capital will, upon the terms and subject to the conditions of the Offer, determine a single per Share price not greater than $21.50 nor less than $18.50 per Share (the "Purchase Price") that it will pay for the Shares properly tendered and not properly withdrawn under the Offer taking into account the number of Shares so tendered and the prices specified by tendering stockholders. Security Capital will select the lowest Purchase Price that will allow it to purchase 9,302,326 Shares, or such lesser number of Shares as are properly tendered and not properly withdrawn, at prices not greater than $21.50 nor less than $18.50 per Share under the Offer. All Shares properly tendered at prices at or below the Purchase Price and not properly withdrawn will be purchased at the Purchase Price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer, including the odd lot and proration provisions described in the Offer to Purchase. Security Capital will return as promptly as practicable all other Shares, including Shares tendered at prices in excess of the Purchase Price and Shares not purchased because of proration.

    The undersigned hereby instruct(s) you to tender to Security Capital the number of Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned, at the price per Share indicated below, under the terms and subject to the conditions of the Offer.

    Aggregate number of Shares to be tendered by you for the account of the undersigned:


                                         Shares*



                                   ODD LOTS

[_] By checking this box, the undersigned represents that the undersigned owns beneficially or of record an aggregate of fewer than 100 Shares and is instructing the holder to tender all such Shares.

   IN ADDITION, THE UNDERSIGNED IS TENDERING SHARES EITHER (CHECK ONE BOX):

[_] at the price per Share indicated in Box A on the next page under "Price
    (in Dollars) Per Share at Which Shares Are Being Tendered;" or

[_] at the Purchase Price, as the same shall be determined by Security Capital in accordance with the terms of the Offer (persons checking this box should check Box B on the next page).

--------
* Unless otherwise indicated, all of the Shares, including the associated preferred stock purchase rights, held for the account will be tendered.

                                     BOX A

               Shares Tendered at Price Determined by Stockholder
                (See Instruction 5 of the Letter of Transmittal)

     By checking one of the following boxes below instead of the box under Box B, "Shares Tendered at Price Determined Under the Tender Offer," the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price determined by Security Capital for the Shares is less than the price checked below. A stockholder who desires to tender Shares at more than one price must complete a separate Letter of Transmittal for each price at which Shares are tendered. The same Shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

        Price (in Dollars) Per Share at Which Shares Are Being Tendered

  [_]       $18.50         [_]         $19.30         [_]         $20.10         [_]         $20.80
  [_]       $18.60         [_]         $19.40         [_]         $20.20         [_]         $20.90
  [_]       $18.70         [_]         $19.50         [_]         $20.30         [_]         $21.00
  [_]       $18.80         [_]         $19.60         [_]         $20.40         [_]         $21.10
  [_]       $18.90         [_]         $19.70         [_]         $20.50         [_]         $21.20
  [_]       $19.00         [_]         $19.80         [_]         $20.60         [_]         $21.30
  [_]       $19.10         [_]         $19.90         [_]         $20.70         [_]         $21.40
  [_]       $19.20         [_]         $20.00                                    [_]         $21.50

     Check only one box above or, alternatively, check the box below under Box B, "Shares Tendered at Prices Determined Under the Tender Offer." If you check more than one box above, you will not have validly tendered the Shares.

                                     BOX B

           Shares Tendered at Price Determined Under the Tender Offer
                (See Instruction 5 of the Letter of Transmittal)

 [_] The undersigned wants to maximize the chance of having Security Capital purchase all of the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes in Box A, the undersigned hereby tenders Shares and is willing to accept the Purchase Price determined by Security Capital in accordance with the terms of the Offer. This action could result in receiving a price per Share as low as $18.50.

                 You WILL NOT have validly tendered your Shares
            unless you check ONE AND ONLY ONE BOX IN BOX A OR BOX B

    The method of delivery of this document is at the option and risk of the tendering stockholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure delivery.

                                 SIGNATURE BOX

 Signature(s)
 _____________________________________________________________________________
 _____________________________________________________________________________
 Dated _________________________________________________________________, 2001
 Name(s) and address(es)
 _____________________________________________________________________________
 _____________________________________________________________________________
                                (PLEASE PRINT)
 Area code and telephone number ______________________________________________
 Taxpayer Identification or Social Security Number ___________________________

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